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                                                                    EXHIBIT 12.1



         SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
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                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                         JUNE 30,                        JUNE 30,
                                                                  ----------------------       ----------       --------
                                                                    1999          1998            1999            1998
                                                                  -------       --------       ----------       --------
Income (loss) before provision for income taxes and minority
   interest in income (loss).................................     $(6,333)      $  3,332       $  (18,424)      $  6,350
Interest expense.............................................       4,949          1,654           15,384          6,015
Interest portion of rental expense...........................         927            487            2,483          1,461
                                                                  -------       --------       ----------       --------
Earnings.....................................................     $  (457)      $  5,473       $     (557)      $ 13,826
                                                                  -------       --------       ----------       --------
                                                                  -------       --------       ----------       --------

Interest expense.............................................     $ 4,949       $  1,654       $   15,384       $  6,015
Interest portion of rental expense...........................         927            487            2,483          1,461
                                                                  -------       --------       ----------       --------
Fixed charges................................................     $ 5,876       $  2,141       $   17,867       $  7,476
                                                                  -------       --------       ----------       --------
                                                                  -------       --------       ----------       --------

Ratio of earnings to fixed charges...........................       (0.1)x          2.6x             0.0x           1.8x
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